For Immediate Release

Condor Hospitality Trust Earnings Supplement

BETHESDA, MD, November 15, 2018—Condor Hospitality Trust, Inc. (NYSE American: CDOR), a hotel-focused real estate investment trust (REIT) headquartered and incorporated in the state of Maryland, issued its earnings release on November 12, 2018 for the third quarter ended September 30, 2018.  Based on subsequent inquiries from analysts and investors, the Company has decided to supplement the earnings release with the following information:

Condor Outperformed Peers Except CLDT:

While CDOR experienced slightly negative RevPAR in Q3 2018, CDOR achieved RevPAR outperformance above all other select-service peers except CLDT in the third quarter.  Additionally, Condor’s year-to-date RevPAR growth of 2.8% far exceeds the year-to-date RevPAR growths achieved by its peer group.

RevPAR Growth - REITs *
REIT	1Q18	2Q18	3Q18	YTD
CDOR	3.9%	4.6%	-0.1%	2.8%
APLE	0.9%	1.3%	-2.2%	0.0%
INN	0.0%	0.9%	-0.3%	0.2%
RLJ	-0.7%	1.3%	-0.8%	-0.1%
CLDT	-2.4%	0.8%	1.1%	0.0%

* Peer RevPAR growth figures for APLE, INN, RLJ, and CLDT (our select-service public peers) are from company filings

Specific Market Challenges Drove Down CDOR RevPAR:

•	The majority of Condor's hotels experienced positive RevPAR growth quarter-over-quarter.
•	The Leawood, Southaven, and Lexington hotels experienced softness in their respective markets that had an outsized effect on Condor's portfolio RevPAR growth.
•	The Austin TownePlace Suites’ year-over-year RevPAR growth was negatively affected by the positive impact of hurricane relief business in 2017 not replicated in 2018.
•	The Home2 Summerville continues to ramp exceeding underwriting expectations.
•	Condor's total portfolio of 15 high-quality assets experienced 1.2% positive RevPAR growth in the third quarter.
•	The eight hotels that had positive RevPAR growth experienced 4.4% quarter-over-quarter growth, well above industry averages.

Hotel	3Q18	3Q17	Growth
Solomons Hilton Garden Inn	103.39	108.40	-4.6%
Atlanta Hotel Indigo	74.00	77.20	-4.1%
Jacksonville Courtyard by Marriott	81.97	80.48	1.9%
San Antonio SpringHill Suites	98.14	93.49	5.0%
Atlanta Aloft	112.16	110.23	1.8%
Leawood Aloft	97.28	109.32	-11.0%
Lexington Home2 Suites	94.07	100.55	-6.4%
Round Rock Home2 Suites	92.97	92.03	1.0%
Tallahassee Home2 Suites	100.77	97.35	3.5%
Southaven Home2 Suites	97.05	107.67	-9.9%
Hampton Inn & Suites Lake Mary	95.06	88.89	6.9%
Residence Inn Austin Airport	96.93	92.07	5.3%
Fairfield Inn El Paso	84.21	73.77	14.1%
Total Same-Store Hotels	$95.57	$95.69	-0.1%
TownePlace Suites Austin Tech Ridge	76.62	81.48	-6.0%
Home2 Suites Summerville	101.35	65.17	55.5%
Total New Investment Platform Hotels	$94.64	$93.53	1.2%

Same-Store Hotel Comparison	3Q18	3Q17	Growth
8 Positive RevPAR Same-Store Hotels	97.43	93.36	4.4%
5 Negative RevPAR Same-Store Hotels	92.25	99.87	-7.6%
Total Same-Store Hotels	$95.57	$95.69	-0.1%

Margin Declines Driven by Property Taxes:

Condor’s New Investment Platform hotels experienced a decline in EBITDA margin primarily driven by an approximate $300k increase in property taxes, a non-operating expense increase representing nearly 200 bps of margin decline.  The Company has filed appeals with respect to the increased assessments which gave rise to the higher real estate taxes.  Had Condor not experienced the impact of higher property taxes, the portfolio would have achieved expanded EBITDA margin in the third quarter.

	Hotel EBITDA Margin by Property Type
	Three months ended September 30,		Nine months September 30,
	2018	2017	2018	2017
New investment platform	34.6%	36.2%	37.7%	37.3%
Legacy held for sale	33.5%	30.1%	25.4%	26.2%
Total Hotel EBITDA Margin - Same-Store	34.6%	36.0%	37.5%	37.0%

The above information concerns only completed financial reporting periods. As advised in the earnings release, Condor has initiated a process to evaluate strategic alternatives to enhance shareholder value and until the conclusion of this process, Condor is suspending the issuance of earnings guidance and the holding of earnings conference calls.

About Condor Hospitality Trust, Inc.

Condor Hospitality Trust, Inc. (NYSE American: CDOR), is a self-administered real estate investment trust incorporated in the state of Maryland that specializes in the investment and ownership of upper midscale and upscale, premium-branded select-service, extended stay and limited-service hotels.  The Company currently owns 16 hotels in 8 states.  Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott, and InterContinental Hotels Group.  For more information or to make a hotel reservation, visit www.condorhospitality.com.

Forward-Looking Information

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such may involve known and unknown risks, uncertainties and other factors that may cause the actual events, results or performance to differ from those presented in the forward-looking statement.  These forward-looking statements are based on assumptions that management has made in light of experience in the business in which the Company operates, as well as other factors management believes to be appropriate under the circumstances.  As you read and consider this release, you should understand that these statements are not guarantees of events, performance or results.  They involve risks, uncertainties (some of which are beyond the Company’s control) and assumptions.  Although management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect events, performance or results and cause them to differ materially from those anticipated in the forward-looking statements.  These factors include among other things, risk factors described from time to time in the Company’s filings with the Securities and Exchange Commission.  The Company cautions that any forward-looking statement included in this press release is made as of the date of this press release and the Company does not undertake to update any forward-looking statement.

Contact:

Jonathan J. Gantt

Chief Financial Officer & Senior Vice President

jgantt@trustcondor.com

(301) 861-3305

Reconciliation of Non-GAAP Financial Measures (Unaudited)

Non-GAAP financial measures are measures of our historical financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  We report Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), EBITDA for real estate (“EBITDAre”), Adjusted EBITDAre, and Hotel EBITDA as non-GAAP measures that we believe are useful to investors as key measures of our operating results and which management uses to facilitate a periodic evaluation of our operating results relative to those of our peers.  Our non-GAAP measures should not be considered as an alternative to U.S. GAAP net earnings as an indication of financial performance or to U.S. GAAP cash flows from operating activities as a measure of liquidity.  Additionally, these measures are not indicative of funds available to fund cash needs or our ability to make cash distributions as they have not been adjusted to consider cash requirements for capital expenditures, property acquisitions, debt service obligations, or other commitments.

EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

The following table reconciles net earnings (loss) to EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA for the three and nine months ended September 30, 2018 and 2017 (in thousands). All amounts presented our portion of the results of our unconsolidated Atlanta JV.

	Three months ended September 30,		Nine months ended September 30,
Reconciliation of Net earnings (loss) to EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA	2018	2017	2018	2017
Net earnings (loss)	$2,678	$(1,039)	$6,377	$1,553
Interest expense	2,154	1,405	6,173	3,468
Interest expense from JV	543	478	1,553	1,470
Loss on debt extinguishment	-	-	-	800
Income tax expense	132	15	315	50
Depreciation and amortization expense	2,423	1,993	7,126	4,813
Depreciation and amortization expense from JV	289	284	866	852
EBITDA	8,219	3,136	22,410	13,006
Net (gain) loss on disposition of assets	(3,716)	46	(5,587)	(4,803)
Net loss on disposition of assets from JV	15	1	29	4
Impairment loss (recovery), net	-	848	(93)	1,598
EBITDAre	4,518	4,031	16,759	9,805
Net gain on derivatives and convertible debt	(116)	(14)	(719)	(416)
Net loss on derivative from JV	-	-	-	2
Stock-based compensation and LTIP expense	247	508	912	665
Acquisition and terminated transactions expense	96	453	186	1,170
Equity transactions expense	-	-	-	343
Adjusted EBITDAre	4,745	4,978	17,138	11,569
General and administrative expense, excluding stock compensation and LTIP expense	1,352	1,194	4,161	4,040
Other expense, net	23	43	57	83
Unallocated hotel and property operations expense	81	111	229	308
Hotel EBITDA	$6,201	$6,326	$21,585	$16,000

Revenue	$15,462	$15,562	$49,975	$40,175
JV revenue	2,485	2,439	7,587	7,279
Condor and JV revenue	$17,947	$18,001	$57,562	$47,454
Hotel EBITDA as a percentage of revenue	34.6%	35.1%	37.5%	33.7%

We calculate EBITDA, EBITDAre, and Adjusted EBITDAre by adding back to net earnings or loss certain non-operating expenses and certain non-cash charges which are based on historical cost accounting that we believe may be of limited significance in evaluating current performance. We believe these adjustments can help eliminate the accounting effects of depreciation and amortization and financing decisions and facilitate comparisons of core operating profitability between periods. In calculating EBITDA, we add back to net earnings or loss interest expense, loss on debt extinguishment, income tax expense, and depreciation and amortization expense.  NAREIT adopted EBITDAre in order to promote an industry-wide measure of REIT operating performance.  We adjust EBITDA by adding back net gain/loss on disposition of assets and impairment charges to calculate EBITDAre.  To calculate Adjusted EBITDAre, we adjust EBITDAre to add back acquisition and terminated transactions expense and equity transactions expense, which are cash charges. We also add back stock –based compensation expense and gain/loss on derivatives and convertible debt, which are non-cash charges.  EBITDA, EBITDAre, and Adjusted EBITDAre, as presented, may not be comparable to similarly titled measures of other companies.

We believe EBITDA, EBITDAre, and Adjusted EBITDAre to be useful additional measures of our operating performance, excluding the impact of our capital structure (primarily interest expense), our asset base (primarily depreciation and amortization expense), and other items we do not believe are representative of the results from our core operations.

The Company further excludes general and administrative expenses, other non-operating income or expense, and certain hotel and property operations expenses that are not allocated to individual properties in assessing hotel performance (primarily certain general liability and other insurance costs, land lease costs, and office and banking fees) from Adjusted EBITDAre to calculate Hotel EBITDA.  Hotel EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

Hotel EBITDA is intended to isolate property level operational performance over which the Company’s hotel operators have direct control.  We believe Hotel EBITDA is helpful to investors as it better communicates the comparability of our hotels’ operating results for all of the Company’s hotel properties and is used by management to measure the performance of the Company’s hotels and the effectiveness of the operators of the hotels.

Same-Store Revenue and Hotel EBITDA

The following tables present our same-store revenue, Hotel EBITDA, and Hotel EBITDA margin broken down by property type for the three and nine months ended September 30, 2018 and 2017 (in thousands) and reconcile these same-store measures to total revenue and Hotel EBITDA as presented above.  Same-store results include all our hotels owned at September 30, 2018, with the exception of the Austin TownePlace Suites  (opened on January 3, 2017) and the Summerville Home2 Suites (opened on July 18, 2017), for which prior period results are not available for all periods presented, and reflect the performance of these hotels during the entire period, regardless of our ownership during the period presented.  Results for the hotels for periods prior to our ownership were provided to us by prior owners and have not been adjusted by us or audited or reviewed by our independent auditors. All amounts presented include our portion of the results of our unconsolidated Atlanta Aloft JV.  Results for periods prior to the Company’s ownership have not been included in the Company’s actual consolidated financial statements and are included here only for comparison purposes.

	Revenue - Reconciliation of Actual to Same-Store
	Three months ended September 30,		Nine months September 30,
	2018	2017	2018	2017
Condor and JV Revenue - Actual	$17,947	$18,001	$57,562	$47,454
Revenue earned on properties owned at September 30, 2018 prior to the Company's ownership, excluding the Austin TownePlace Suites, and the Summerville Home2 Suites	-	1,251	-	11,441
Revenue earned on properties disposed of prior to September 30, 2018 during the period of ownership	(393)	(3,365)	(3,091)	(10,801)
Revenue earned on Austin TownePlace Suites, and Summerville Home2 Suites subsequent to ownership	(1,761)	-	(5,335)	-
Total Revenue - Same-Store	$15,793	$15,887	$49,136	$48,094

	Revenue - Same-Store by Type
	Three months ended September 30,		Nine months September 30,
	2018	2017	2018	2017
New investment platform	$15,360	$15,398	$48,105	$46,800
Legacy held for sale	433	489	1,031	1,294
Total Revenue - Same-Store	$15,793	$15,887	$49,136	$48,094

	Hotel EBITDA - Reconciliation of Actual to Same-Store
	Three months ended September 30,		Nine months September 30,
	2018	2017	2018	2017
Condor and JV Hotel EBITDA - Actual	$6,201	$6,326	$21,585	$16,000
Hotel EBITDA earned on properties owned at September 30, 2018 prior to the Company's ownership, excluding the Austin TownePlace Suites, and the Summerville Home2 Suites	-	415	-	4,644
Hotel EBITDA earned on properties disposed of prior to September 30, 2018 during the period of ownership	(128)	(1,021)	(866)	(2,839)
Hotel EBITDA earned on Austin TownePlace Suites, and Summerville Home2 Suites subsequent to ownership	(606)	-	(2,305)	-
Total Hotel EBITDA - Same-Store	$5,467	$5,720	$18,414	$17,805

	Hotel EBITDA - Same-Store by Type
	Three months ended September 30,		Nine months September 30,
	2018	2017	2018	2017
New investment platform	$5,322	$5,573	$18,152	$17,466
Legacy held for sale	145	147	262	339
Total Hotel EBITDA - Same-Store	$5,467	$5,720	$18,414	$17,805

	Hotel EBITDA Margin by Property Type
	Three months ended September 30,		Nine months September 30,
	2018	2017	2018	2017
New investment platform	34.6%	36.2%	37.7%	37.3%
Legacy held for sale	33.5%	30.1%	25.4%	26.2%
Total Hotel EBITDA Margin - Same-Store	34.6%	36.0%	37.5%	37.0%